UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Cheetah Net Supply Chain Service Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 740-7799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definite Agreement.

On January 27, 2026, Cheetah Net Supply Chain Service Inc. (the “Company”) entered into certain stock purchase agreements (the “SPAs”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, severally and not jointly, an aggregate of 33,450,000 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) in an aggregate amount of $40.14 million (the “Offering”).

The Shares to be issued in the Offering are not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder.

The SPAs contain customary representations and warranties of the Company and the Purchasers, indemnification obligations of the Purchasers, and other obligations and rights of the parties. Additionally, the closing of the Offering is conditioned upon the consummation of certain matters by the Company, including (i) complying with all applicable requirements of the North Carolina Business Corporation Act in connection with the execution and performance by the Company in connection with the SPAs, and, if the Company has reincorporated as a corporation organized under the laws of the State of Delaware pursuant to approval by the Company’s stockholders at the Company’s special meeting of stockholders scheduled to be held on January 30, 2026, complying with all applicable requirements of the General Corporation Law of the State of Delaware in connection with the SPAs; and (ii) if required by the Nasdaq Listing Rules, submitting a Listing of Additional Shares Notification Form to Nasdaq and obtaining the approval by Nasdaq of the transactions contemplated thereby.

The foregoing description of the SPAs does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the SPAs, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Shares will be issued in a transaction not subject to registration requirement under the Securities Act in reliance on Regulation S promulgated thereunder. The Purchasers have represented that they are not residents of the United States and are not “U.S. persons” as defined in Rule 902(k) of Regulation S under the Securities Act and are not acquiring the Shares for the account or benefit of any U.S. person. The management of the Company will have sole and absolute discretion concerning the use of the proceeds from the Offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Form of Stock Purchase Agreement by and between the Company and the Purchasers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheetah Net Supply Chain Service Inc.

Date: January 29, 2026	By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)